UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported) June 2, 2015

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York		14513
(Address of principal executive offices)		(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 5, 2015, the Company and PNC Bank, National Association entered into a Fourth Amendment to their Revolving Credit, Guaranty and Security Agreement (the “Credit Agreement”), permitting the expansion and extension of the Company’s Share Repurchase Program, described in Item 8.01 below, subject to the same terms and conditions set forth in the First and Third Amendments to the Credit Agreement.

A copy of the Fourth Amendment is attached as an exhibit to this Form 8-K and incorporated herein by this reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2015, the Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on each of the matters described below.

1. The Company’s shareholders elected six Directors, all of whom constitute the Company’s entire Board of Directors, to serve for a term of one year and until their successors are duly elected and qualified. The number of shares that (i) voted for the election of each Director, (ii) withheld authority to vote for each Director, and (iii) were broker non-votes, are set forth in the table below.

Director	For	Withheld	Broker Non-Votes

Steven M. Anderson	12,619,733	233,172	3,509,984
Michael D. Popielec	12,619,727	233,178	3,509,984
Thomas L. Saeli	12,619,533	233,372	3,509,984
Robert W. Shaw II	12,619,533	233,372	3,509,984
Ranjit C. Singh	12,405,775	447,130	3,509,984
Bradford T. Whitmore	12,620,322	232,583	3,509,984

2. The Company’s shareholders ratified the selection of the Company’s independent registered accounting firm as Bonadio & Co., LLP for 2015. The number of shares that (i) voted for the ratification of the accounting firm, (ii) voted against the ratification and (iii) abstained from the vote, are set forth in the table below.

For	Against	Abstain
16,271,879	26,797	64,213

3. The Company’s shareholders voted to approve an advisory resolution on executive compensation. The number of shares that (i) voted for the advisory resolution, (ii) voted against the advisory resolution, (iii) abstained from voting and (iv) were broker non-votes, are set forth in the table below.

For	Against	Abstain	Broker Non-Votes
12,678,328	163,802	10,775	3,509,984

Item 8.01 Other Events.

Following the Annual Meeting, the newly elected Board of Directors met and took the actions described below.

Committee Assignment, Officer Positions and Board Compensation

The Board of Directors determined that the Committees of the Board of Directors as well as the Company’s Board Chair and Executive Officers will remain as constituted in the prior year. In addition, the Board of Directors determined that the amount of the Company’s compensation for non-employee Directors for July 1, 2015 through June 30, 2016 will remain the same as has been in place for July 1, 2014 through June 30, 2015. As has been the practice since November 14, 2014, the Non-Employee Directors will receive their full compensation in the form of cash consistent with the overall objectives of the Company’s Share Repurchase Program.

Expansion and Extension of Share Repurchase Program

On June 2, 2015, the Company’s Board of Directors approved an expansion and extension of the Share Repurchase Program, authorizing the repurchase of up to an additional 1.6 million common shares through June 2, 2016. Since the inception of the Share Repurchase Program on May 1, 2014, through June 4, 2015, the Company has repurchased 1,682,678 shares for an aggregate cost of $6,476,742 exclusive of any fees, commissions or other expenses related to such repurchases. The total balance for repurchase is now 1,717,322 shares under the Share Repurchase Program, which includes 117,322 shares remaining from the initial authorization of 1.8 million shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Fourth Amendment to Revolving Credit, Guaranty and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRALIFE CORPORATION

June 5, 2015	By:	/s/ Philip A. Fain
Chief Financial Officer and Treasurer